UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2009
Electro-Optical Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51481	13-3986004

(State or other jurisdiction (C of incorporation)	ommission ( File Number)	IRS Employer Identification No.)

3 West Main Street, Suite 201, Irvington, New York	10533

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (914) 591-3783

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	— Entry into a Material Definitive Agreement
On May 7, 2009, Electro-Optical Sciences, Inc. (the “Company”) entered into a Committed Equity Financing Facility arrangement, or CEFF, with Kingsbridge Capital Limited (Kingsbridge) in which Kingsbridge has committed to purchase, subject to certain conditions and at the Company’s sole discretion, up to the lesser of $45 million or 19.99% of the Company’s outstanding shares at the subscription date, through May 7, 2012. Under the terms of the CEFF, the Company is not obligated to utilize any of the $45 million available under the CEFF and there are no minimum commitments or minimum use penalties. The Company has access, at its discretion, to the funds through the sale of newly-issued restricted shares of the Company’s common stock. The funds that can be raised under the CEFF over the three year term will depend on the then-current price for the Company’s common stock and the number of shares actually sold. The Company may access capital under the CEFF by providing Kingsbridge with common stock at discounts ranging from 6 to 10 percent of the Volume Weighted Average Price (VWAP); the discount depending on the VWAP of the Company’s common stock during the applicable pricing period. In connection with the CEFF, the Company issued a warrant to Kingsbridge to purchase 200,000 shares of the Company’s common stock at an exercise price of $11.35 per share (150% of the 5-day average closing bid price preceding the subscription date). The warrant will become exercisable on November 7, 2009, the six-month anniversary of the date of the Purchase Agreement (May 7, 2009), and will remain exercisable, subject to certain exceptions, for a period of five years thereafter. Pursuant to the CEFF and as a condition to the stock issuance, the Company is obligated to have effective a registration statement with respect to the resale of shares issued pursuant to the CEFF and underlying the warrant. Legal fees of up to $75,000 and broker fees of $75,000 will be paid under this agreement. In addition, the Company must pay Kingsbridge $12,500 per quarter for each quarter it does not make a drawdown of at least 2% of the Company’s market capitalization.
The Company will file a resale registration statement with the Securities and Exchange Commission on Form S-3 to register up to approximately 3,527,000 of its authorized common shares to be available for purchase under this financing arrangement and for issuance upon exercise of the warrant issued to Kingsbridge.

Item 3.02	— Unregistered Sales of Equity Securities
The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Rule 506 of Regulation D, in connection with obtaining Kingsbridge’s commitment under the CEFF and for the issuance of the warrant to Kingsbridge in consideration of such commitment. The other information called for by this item is contained in Item 1.01, which is incorporated herein by reference.
The warrant, the shares of common stock issuable under the CEFF and the shares issuable upon the exercise of the warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01	— Financial Statements and Exhibits
(d) Exhibits

EXHIBIT NO.	DESCRIPTION
4.1	Warrant dated May 7, 2009 issued by Electro-Optical Sciences, Inc. to Kingsbridge Capital Limited
10.1	Common Stock Purchase Agreement dated as of May 7, 2009 between Electro-Optical Sciences, Inc. and Kingsbridge Capital Limited
10.2	Registration Rights Agreement dated as of May 7, 2009 between Electro-Optical Sciences, Inc. and Kingsbridge Capital Limited
99.1	Press Release, dated May 8, 2009, titled “Electro-Optical Sciences Secures Committed Equity Financing Facility of $45 Million”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electro-Optical Sciences, Inc.
Date: May 8, 2009	By:	/s/ Richard Steinhart
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
4.1	Warrant dated May 7, 2009 issued by Electro-Optical Sciences, Inc. to Kingsbridge Capital Limited
10.1	Common Stock Purchase Agreement dated as of May 7, 2009 between Electro-Optical Sciences, Inc. and Kingsbridge Capital Limited
10.2	Registration Rights Agreement dated as of May 7, 2009 between Electro-Optical Sciences, Inc. and Kingsbridge Capital Limited
99.1	Press Release, dated May 8, 2009, titled “Electro-Optical Sciences Secures Committed Equity Financing Facility of Up To $45 Million”